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EX-10.6

                AMENDMENT #3 TO THE EMPLOYEE STOCK PURCHASE PLAN

                                                                         EX-10.6

                               THIRD AMENDMENT TO
                             THE METZLER GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Metzler Group, Inc. Employee Stock Purchase Plan ("Plan") is hereby amended, effective September 15, 1998, as follows:

1.   Section 3 ("Eligibility") shall be amended to read as follows:

     "All Employees, except those individuals listed on Exhibit A, Section 16 Individuals, of the Insider Trader and Tipping Policy of The Metzler Group, Inc., shall be eligible to participate in the Plan on the Effective Date. Subject to the enrollment limitations of Section 6, each other Employee of the Company and/or an Affiliate shall be eligible to participate on the Offering Date coincident with or next following the Employee's first date of employment."

2.   Section 6(a) ("Participation") shall be amended to read as follows:

     "Each Employee may become a Participant in the Plan by authorizing a payroll deduction on a form provided by the Committee. Such authorization shall become effective on the next Offering Date following the delivery of the authorization form to the Committee; provided (i) that the Employee is eligible under Section 3 to participate in the Plan on such day and (ii) that if the authorization form is delivered to the Committee less than fifteen (15) days prior to the Offering Date, it shall become effective on the next Offering Date that is fifteen (15) or more days following delivery of the authorization form to the Committee. The Committee may, in its discretion, waive such fifteen (15) day delivery period for Employees of newly-acquired Affiliates."

3. Section 7(b) ("Purchase of Shares") shall be amended to read as follows:

     "The purchase price for the shares of Common Stock to be purchased with payroll deductions from the Participant shall be equal to eighty-five percent (85%) of the lesser of (i) the "fair market value" of a share of Common Stock on the Offering Date (or, if later, on the date the Participant's authorization form becomes effective, as set forth in Section
     6), or (ii) the "fair market value" of a share on the Purchase Date. Fair market value shall be defined as the closing sales price of the Common Stock on the largest national securities exchange on which such Common Stock is listed at the time the Common Stock is to be valued. If the Common Stock is not then listed on any such exchange, the fair market value shall be the closing sales price if such is reported or otherwise the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of valuation, or if none, on the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the Common Stock is not then listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of valuation, or, if none, for the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the fair market value cannot be determined under the proceeding three sentences, it shall be determined in good faith by the Committee."
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4.   Section 9 ("Cessation of Participation") shall be amended to read as follows:

     "A Participant may cease participation in the Plan at any time by notifying the Committee in writing of his intent to cease his participation. If such notice is received by the Committee, the Company shall distribute to the Participant all of his accumulated payroll deductions, without interest. If any Participant ceases participation in the Plan, no further Compensation deductions shall be made on his behalf after the effective date of his cessation, except in accordance with a new authorization form filed with the Committee as provided in Section 6. Notwithstanding anything herein contained to the contrary, if a Participant ceases participation in the Plan, as required under Section 8 hereof, he shall not be eligible to again participate in the Plan until the next Offering Date that is coincident with or next follows the expiration of two (2) full Offering Periods following the date such participation ceased."

     IN WITNESS WHEREOF, The Metzler Group, Inc. has caused this Amendment to be executed by its officer hereto duly authorized this 10th day of September, 1998.

                                        The Metzler Group, Inc.,
                                        a Delaware Corporation


                                        By: Barry Cain
                                        Its: Vice President